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                                                                    Exhibit 24.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-75335, No. 333-75331, No. 333-75329,
No. 033-89154) pertaining to the 1999 Employee Stock Purchase Plan,
1994 Formula Stock Option Plan, 1994 Stock Option Plan, and Post-Effective Amendment No. 1 to the 1994 Stock Option Plan, respectively of Centennial Technologies, Inc. of our report dated May 15, 1998 relating to the financial statements and financial statement schedules, for the twelve months ended March 31, 1998 and the nine months ended March 31, 1997 which appear in this Form 10-K.


PricewaterhouseCoopers LLP

Boston, Massachusetts
June 3,1999